Exhibit 10.9

SCHLUMBERGER LIMITED

RESTORATION SAVINGS PLAN

(As Established Effective June 1, 1995)

First Amendment

Schlumberger Limited, a Netherlands Antilles corporation (the “Company”), having reserved the right under Section 8.2 of the Schlumberger Limited Restoration Savings Plan, as established effective June 1, 1995, to amend the Plan, does hereby amend the Plan, effective as of January 1, 2004, as follows:

1.	Section 4.1 of the Plan is hereby amended by deleting the first paragraph thereof and replacing it with the following:

“Except as provided in Section 4.2, an Eligible employee may irrevocable elect to defer, in any whole percentage, an amount from 1% to 15% of such Eligible Employee’s Excess Compensation.”

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